                                                                   EXHIBIT 23.0

                          INDEPENDENT AUDITORS' REPORT



We consent to the use in the Registration Statement of Leisure Time Casinos & Resorts, Inc. on Form S-1 of our report dated August 19, 1998 on the financial statements of Leisure Time Casinos & Resorts, Inc. appearing in the Prospectus, which is part of the Registration Statement.

We consent to the use in the Registration Statement of Leisure Time Casinos & Resorts, Inc. on Form S-1 of our report dated August 15, 1997 on the financial statements of Leisure Time Technology appearing in the Prospectus, which is part of the Registration Statement.

We consent to the use in the Registration Statement of Leisure Time Casino's & Resorts, Inc. on Form S-1, of our report dated April 8, 1999 on the financial statements of Florida Casino Cruises, Inc. appearing in the Prospectus which is part of the Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



                                     Ehrhardt Keefe Steiner & Hottman PC


April 30, 1999
Denver, Colorado